                                                                   EXHIBIT 10.19


                      PW4056 SERIES ENGINE SALES AGREEMENT

                                     Between

                        WILLIS LEASE FINANCE CORPORATION

                                       And

                         UNITED TECHNOLOGIES CORPORATION
                              PRATT & WHITNEY GROUP
                         PRATT & WHITNEY EAGLE SERVICES
                   SERVICEABLE MATERIAL MANAGEMENT ORGANIZATION

                                 August 14, 1997


This document contains matter of a proprietary nature and is delivered upon the express condition that it is not disclosed or reproduced in whole or in part without the written consent of United Technologies Corporation. This restriction does not limit the right to disclose information obtained legally from other sources in lawful possession of such information.

                        WILLIS LEASE FINANCE CORPORATION
                      PW4056 SERIES ENGINE SALES AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

      ENTIRE AGREEMENT

1.0   DEFINITIONS UNDER THE AGREEMENT:                                         1

2.0   PURCHASE AND SALE OF ENGINES:                                            3

3.0   TAXES:                                                                   5

4.0   INSPECTION, DELIVERY, TITLE, RISK OF LOSS:                               5

5.0   WARRANTIES:                                                              7

6.0   EXCUSABLE DELAY:                                                         8

7.0   DEFAULT, REMEDIES:                                                       8

8.0   INDEMNIFICATION:                                                         9

9.0   LIABILITY LIMITATION:                                                   10

10.0  MISCELLANEOUS:                                                          10

11.0  EXECUTION OF THE AGREEMENT:                                             14

      EXHIBITS:

      EXHIBITS 1-9:   ENGINE BILLS OF SALE

      EXHIBITS 10-18: ENGINE ACCEPTANCE RECEIPTS

      EXHIBITS 19-27: ENGINE INSPECTION ACKNOWLEDGMENT RECEIPTS

                      PW4056 SERIES ENGINE SALES AGREEMENT
                                     Between
                        WILLIS LEASE FINANCE CORPORATION
                                       And
                         UNITED TECHNOLOGIES CORPORATION
                              PRATT & WHITNEY GROUP
                         PRATT & WHITNEY EAGLE SERVICES
                  SERVICEABLE MATERIAL MANAGEMENT ORGANIZATION

THIS AGREEMENT ("the Agreement") is made and entered into by and between WILLIS LEASE FINANCE CORPORATION, a corporation organized and existing under the laws of the State of California, having an office and place of business at 180 Harbor Drive, Suite 200, Sausalito, California 94965 (hereinafter referred to as "WLFC"), and UNITED TECHNOLOGIES CORPORATION, Pratt & Whitney Group, Pratt & Whitney Eagle Services, Serviceable Material Management Organization, a corporation organized and existing under the laws of the State of Delaware, having an office and place of business in the Town of East Hartford, Connecticut (hereinafter referred to as "Pratt & Whitney", "PWES" or "PW") is effective as of the 28th day of August, 1997.

                                   WITNESSETH

WHEREAS, PWES desires to sell nine (9) used, bare PW4056 Pratt & Whitney aircraft engines without Quick Engine Change Hardware ("QEC") and excluding engine stands; and

WHEREAS, WLFC desires to purchase from PWES nine (9) used, bare PW4056 Pratt & Whitney aircraft engines without QEC and excluding engine stands;

NOW THEREFORE: In consideration of the mutual covenants and conditions contained in this Agreement, WLFC and PWES (individually a "Party" and collectively the "Parties") the Parties agree as follows:

          ARTICLE 1.0 - DEFINITIONS UNDER THE AGREEMENT

In addition to words and terms elsewhere defined in this Agreement, the following words and terms as used in this Agreement shall have the following meanings unless some other meaning is apparent from the context in which the words and terms are used:

Contract Number: 97035A dated August 14, 1997

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

A.    BILL OF SALE:

      A bill of sale for each Engine substantially in the form of Exhibits 1-9 conveying title to the Engines.

B.    DELIVERY:

      The following concurrent events performed in accordance with the Delivery procedure described in Paragraph 4.2: (i) delivery of each Engine by PWES to WLFC; and (ii) execution and delivery of the Engine Acceptance Receipts by WLFC for each Engine being received by WLFC.

C.    ENGINE:

      Any of the used, bare PW4056 Pratt & Whitney aircraft engines (excluding engine stands) bearing manufacturer's serial numbers 727344, 727346, 727347, 727365, 727379, 727383, 727384, 727385, and 727393 (each one an
      "Engine", collectively, the "Engines') in "AS IS, WHERE IS" condition without QEC and "AS-REMOVED".

D.    ENGINE DOCUMENTATION:

      All documentation records in the possession of PWES with respect to the operation and maintenance of the Engines.

E.    ENGINE ACCEPTANCE RECEIPT:

      Receipt substantially in the form of Exhibits 10-18 to be signed by WLFC and delivered at the time of delivery of each Engine in accordance with Paragraph 4.2.

F.    ENGINE INSPECTION ACKNOWLEDGMENT RECEIPT:

      A receipt substantially in the form of Exhibits 19-27 executed upon WLFC's completion of inspection of each Engine and the Engine Documentation.

G.    EXCUSABLE DELAY:

      Any delay in either Party's performance occasioned by causes beyond the Party's reasonable control and not occasioned by its intentional acts, fault or negligence, and including acts of God or public enemies, or industrial or civil disturbances.

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

H.    PURCHASE PRICE:

      Twenty-Four Million, Eight Hundred and Ninety-Four Thousand Dollars ($24,894,000.00) as total consideration for the Engines.

                    ARTICLE 2.0 - PURCHASE AND SALE OF ENGINES

2.1 Purchase of Engines. PWES agrees to sell to WLFC, and WLFC agrees to purchase from PWES, the nine (9) Engines, pursuant to the terms and subject to the conditions of this Agreement.

2.2 Payment of Purchase Price. The Purchase Price for each Engine shall be payable to PWES on the date of the relevant Engine Delivery as described in Paragraph 4.3. For any specified Engines that are to be overhauled by PWES's Cheshire, Connecticut facility, on behalf of WLFC, WLFC shall be invoiced for the specified Engine purchase price and associated overhaul costs upon satisfactory completion of the overhaul. All payments to be made by WLFC pursuant to this Agreement shall be made by wire transfer in immediately available United States funds, such payments to be deposited on the dates such payments are due, to the account of PWES at:

                            Pratt & Whitney
                            Account Number: 52-23725
                            First National Bank of Chicago
                            Routing Number: 071000013

2.3 Transfer of Engine Documentation. Upon the Delivery of each Engine, PWES shall deliver all Engine Documentation to WLFC. Simultaneous with the complete payment of the Purchase Price, PWES shall transfer and assign its interests to WLFC in the Engine Documentation.

2.4 PWES shall provide with each Engine shipped to WLFC the following information, if available, which shall include all available Engine Documentation as provided by Air India relating to the Engines:

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

                    Engine Record Data To Be Provided To WLFC

      1.    Bill of Sale for each Engine.

      2. Letter and documentation stating the reason for removal of each Engine which shall include a Form 8130-3 or JAA Form.

      3.    Life Limited parts sheet signed by Air India for each Engine.

      4. Material Certification form from Air India and/or PW for each Engine, as applicable.

      5.    Log sheet defining any work performed by Air India on each Engine.

      6. Documentation and verification defining the preservation performed on each Engine to ensure that the Engine(s) are preserved to Pratt & Whitney specifications prior to Delivery.

      On behalf of WLFC, PWES will put forward reasonable efforts to obtain any of the above Engine Documentation that WLFC requires from Air India. Additionally, PWES shall provide copies of the Pratt & Whitney original build documentation for each Engine.

2.5 PWES will be under no obligation to ship an Engine if there is a previous invoice outstanding by WLFC to PW which exceeds PW's outstanding invoice balance to WLFC.

2.6 Within at least fifteen (15) days prior to Delivery notification of any specified Engine described in this Agreement by WLFC to PW, WLFC and PW shall mutually agree whether each Engine to be Delivered shall be either leased or disposed of for its modules and component parts. PW shall be granted by WLFC the "right of first refusal" to lease each such Engine as Delivery notification is exercised by WLFC. When a lease is mutually agreed to by the parties, the Lease Support Agreement by and between WLFC and PW shall govern. When WLFC determines that a PW engine as described in this Agreement will no longer be made available for leasing by customers of WLFC or its affiliates (such PW Engine being referred to as an unserviceable Engine), WLFC will dispose of such Engine(s), and the modules, parts and components thereof in accordance with the Engine Disposition Agreement.

2.7 PW shall provide, at no-charge to WLFC, four (4) PW engine data plates to allow whatever four (4) engines, as described in this Agreement or otherwise, that WLFC selects to be operated at a PW4060 thrust rating and which shall exclude the programming plugs. WLFC shall return

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

      to PW the specified PW4056 data plates in exchange for PW4060 data plates. WLFC shall so identify the subject first two (2) Engines by serial number from the Engines specified in this Agreement at the time of or prior to the delivery to WLFC to which Engines the data plates shall be assigned. WLFC shall cause each of the subject first two (2) Engines to be overhauled and modified by PW at PW's Cheshire, Connecticut facility to the PW4060 thrust rating. It is contemplated that the third and fourth engines that WLFC selects at its sole discretion, whether part of this Agreement or otherwise, may be, but not necessarily, overhauled or modified by PW's Cheshire Connecticut facility. This data plate provisioning has an estimated value of Three Hundred and Forty-Seven Thousand, Eight Hundred Dollars ($347,800.00) per Engine to WLFC.

2.8 PW shall grant WLFC the "right of first refusal" to competitively bid on the purchase of PW engine serial number 727391, if PW decides to sell said Engine, and which is not part of this Agreement.

                               ARTICLE 3.0 - TAXES

3.1 Taxes. (a) The Purchase Price does not include, and WLFC shall be liable for, all property, sales, use, excise or any other similar taxes and customs or other duties which are based upon the purchase and sale or any subsequent use, operation or possession of the Engine (the "Taxes"), exclusive of taxes on or measured by PWES's income. WLFC shall promptly remit to PWES or the proper taxing authority and shall indemnify, defend and hold PWES, its officers, employees and directors, harmless for and against all such Taxes, interest and penalties assessed, and reasonable attorneys' fees incurred in connection with the payment or collection of such Taxes.

      (b) The provisions of this Article 3.0 shall survive the completion of the transactions contemplated by this Agreement and its earlier cancellation or termination.

              ARTICLE 4.0 - INSPECTION, DELIVERY, TITLE, RISK OF LOSS

4.1 Place of Inspection and Delivery. Inspection and Delivery of each Engine shall occur at PWES's facility in East Hartford, Connecticut in accordance with Paragraph 4.2.

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

4.2 Inspection and Delivery. (a) WLFC shall have a reasonable time to inspect and inventory each Engine and the Engine Documentation; provided, however, that such inspections shall be performed no later than ten (10) days prior to the scheduled Delivery. Upon completion of the relevant Engine inspection, WLFC shall execute and deliver to PWES the Engine Inspection Acknowledgment Receipt and the Engine Acceptance Receipt evidencing its acceptance of the Engine and the Engine Documentation. Upon (i) PWES's receipt of the duly executed Engine Inspection Acknowledgment Receipt, and Engine Acceptance Receipt, and (ii) acknowledgment by Pratt & Whitney's bank that the payment has been received in accordance with Article 2.0 PURCHASE AND SALE OF ENGINES hereof, then PWES shall deliver the Engine to WLFC with an executed Bill of Sale evidencing WLFC's ownership of the Engine.

      (b) Upon Delivery of the Engine to WLFC, WLFC shall bear full risk of loss of, or damage to, the Engine. Upon execution by WLFC of the Engine Inspection Acknowledgment Receipt, WLFC shall be responsible for any technical discrepancies in the Engine and the Engine Documentation which it has accepted.

      (c)   Title to each Engine shall pass to WLFC upon Delivery.

4.3 Delivery Schedule. The Engine Delivery and payment plan schedule for each Engine shall begin as mutually agreed and further described in the table below with progressive Engine deliveries monthly after the execution of this Agreement through December, 1997 or as amended from time to time. All Engine deliveries, or any combination thereof, and payments shall be fulfilled by the end of December, 1997.

    Date of 1997 Monthly                                    Engine Purchase Price
     Engine Deliveries           Engine Serial Number          (U.S. Dollars)
     -----------------           --------------------          --------------
         August 31               S/N727379 & 727344             $5,532,000.00
        September 30             S/N727347 & 727383             $5,532,000.00
         October 31              S/N727384 & 727346             $5,532,000.00
        November 30              S/N727385 & 727393             $5,532,000.00
        December 31                   S/N727365                 $2,766,000.00

Note:

      o Engine S/N 727379 and 727344 are each subject to a separate Purchase Order for sale to WLFC which is superseded by this Agreement.

      o The ninth (9th) engine is to be delivered on or before the end of December, 1997.

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

4.4 Within ninety (90) days of Delivery to WLFC, WLFC shall return to PWES the relevant engine stand(s) and pay all related expenses and insurance for return shipment. PWES shall be named as loss payee for the engine stand(s) while in the care, custody and control and return transportation to PW.

                            ARTICLE 5.0 - WARRANTIES

5.1 Warranties. (a) PWES covenants that at the time of Delivery of each Engine it will transfer to WLFC its legal and beneficial title to the Engine as received from Air India and that PW will have taken no action to grant, permit or create in any third party security interest, lien, claim, charge or encumbrance, and that it shall have full power and lawful authority to sell the Engine to WLFC.

      (b) EXCEPT AS PROVIDED IN PARAGRAPH 5.1(A), THE ENGINE, INCLUDING THE COMPONENT PARTS THEREOF, BEING SOLD BY PWES WILL BE SOLD "AS IS", "WHERE IS" AND WITHOUT QEC AND EXCLUDING THE ENGINE STANDS AND PWES MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, THAT SHALL SURVIVE DELIVERY AS TO THE ENGINE AND THE COMPONENT PARTS THEREOF, INCLUDING BUT NOT LIMITED TO THE CONDITION OR AIRWORTHINESS THERETO; AND WLFC HEREBY WAIVES ALL OTHER WARRANTIES, REMEDIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, AND PWES SHALL HAVE NO LIABILITY TO WLFC WITH RESPECT TO FITNESS FOR ANY INTENDED PURPOSE AND MERCHANTABILITY, ANY OBLIGATION OF A SELLER ARISING FROM TORT OR STRICT PRODUCTS LIABILITY CLAIMS, OR FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY EXPENSE DIRECTLY OR INDIRECTLY ARISING FROM THIS TRANSACTION AND THE USE OF THE ENGINE OR ANY INABILITY TO USE THE ENGINE EITHER SEPARATELY OR IN COMBINATION WITH OTHER PARTS OR EQUIPMENT OR FROM ANY OTHER CAUSE. WLFC ACKNOWLEDGES THAT THE FOREGOING WAIVERS AND AGREEMENTS WERE AGREED TO BY IT IN THE COURSE OF BARGAINING AND NEGOTIATION WITH RESPECT TO THIS AGREEMENT AND THAT THE PURCHASE PRICE AND OTHER TERMS HEREIN REFLECT SUCH WAIVERS AND AGREEMENTS BY WLFC.

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

      (c) PWES makes no representations as to what uses or applications may be made of the Engine in the condition in which the Engine is delivered. Further, PWES makes no representations as to whether the Engine complies with, or is capable of being modified so as to comply with, any present or future environmental restrictions or requirements imposed by any governmental entity, including, but not limited to, requirements with respect to noise abatement and emission control. WLFC shall have the responsibility of obtaining whatever certification, waiver or exemption is necessary from applicable government agencies for projected uses or applications of the Engine.

      (d) WITH THE EXCEPTION OF THE WARRANTIES PROVIDED ABOVE, THE ENGINE DOCUMENTATION IS BEING TRANSFERRED "AS IS" AND "WHERE IS", AND NO WARRANTY AS TO TITLE, ACCURACY, COMPLETENESS OR OTHERWISE IS MADE, EXPRESSLY OR IMPLIEDLY.

                          ARTICLE 6.0 - EXCUSABLE DELAY

PWES or WLFC shall promptly notify the other Party when an excusable delay has occurred or is likely to occur, specifying to the extent practicable the estimated duration of such Excusable Delay.

                         ARTICLE 7.0 - DEFAULT, REMEDIES

7.1 Events of Default. (a) Any one or more of the following events shall constitute an Event of Default:

      (i) If either Party shall fail in the performance of any of its obligations contained in this Agreement (and such failure is not caused by Excusable Delay), which failure shall not be cured within ten (10) business days after receipt of written notice from the other Party;

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

      (ii) If either Party files a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment, liquidation, or similar relief for itself under any present or future statutes, law or regulation of the United States, or shall seek or consent to or acquiesce in the appointment of any trustee, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or


      (iii) If a petition shall be filed against either Party seeking reorganization, composition, readjustment, liquidation or similar relief under any present or future statute, law, or regulation of the United States and such petition shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, receiver, or liquidator of either Party is appointed, which appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive).

7.2 Remedies. Upon the occurrence of an Event of Default by either of the Parties, the non-defaulting Party shall have all the rights and remedies available to it under this Agreement in accordance with the internal laws of the State of Connecticut.

                          ARTICLE 8.0 - INDEMNIFICATION

WLFC shall release and indemnify, defend and hold harmless PWES, its officers, directors, employees, and agents (collectively the "PWES Indemnitees") from any and all liabilities, damages, losses, expenses, claims, demands, suits, or judgments (including but not limited to reasonable attorney's fees, costs, and related expenses) that may be suffered by, accrued against, be charged to or be recovered from any of the PWES Indemnitees by any third party for any injury to or death of any person, and for any loss of, damage to, or destruction of any property whatsoever, in any manner arising solely out of, the possession, ownership, maintenance, operation or use of the Engine after Delivery; provided, however, the foregoing indemnification shall not apply to any claims resulting from the gross negligence or willful misconduct of any of the PWES Indemnitees. This obligation shall survive the expiration or earlier termination of this Agreement.

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

                  ARTICLE 9.0 - LIABILITY LIMITATION

The price allocable hereunder to any product or service alleged to be the cause of any loss or damage to WLFC shall be the ceiling limit on PWES's liability, whether founded in contract, tort (including negligence) or strict liability, arising out of or resulting from (i) this order or the performance or breach thereof, (ii) the design, manufacture, delivery, sale, Maintenance Service, replacement, or (iii) the use of any such product or the furnishing of any such service. In no event shall PWES have any liability for any indirect, incidental or consequential damages.

                          ARTICLE 10.0 - MISCELLANEOUS

10.1 Assignment. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors and assigns, but neither the rights nor the duties of either Party under this Agreement may be voluntarily assigned or delegated without the prior written consent of the other Party.

10.2 Headings and Captions. All section headings and captions used in this Agreement are for convenience of reference and shall not affect the interpretation of this Agreement.

10.3 Exhibits. All Exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any Exhibit the provisions of this Agreement shall control. Terms used in an Exhibit and also used in this Agreement shall have the same meaning in the Exhibit as in this Agreement.

10.4 Applicable Law. This Agreement shall be deemed entered into with and shall be governed by and interpreted in accordance with the internal laws of the State of Connecticut for the resolution of any disputes which may arise hereunder.

10.5 Amendments. This Agreement shall not be modified except by a written amendment executed on behalf of both Parties by their respective duly authorized officers.

WLFC P W4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)


10.6 Entire Agreement. This Agreement supersedes all prior understanding, representations, negotiations and correspondence between the Parties, constitutes the entire agreement between them with respect to the matters described, and shall not be modified or affected by any course of dealing, course of performance or usage of trade. Only the terms and conditions of this Agreement, including attachments incorporated by reference, shall apply. Printed terms or conditions (other than those acknowledging or affirming application of this Agreement) appearing on, or attached to WLFC's Purchase Orders shall not apply.

10.7 Legality of Provisions. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired.

10.8 No Waiver. The failure of either Party at any time to require performance by the other of any provision of this Agreement shall in no way affect that Party's right to enforce such provision, nor shall the waiver by either Party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

10.9 Public Release of Information. Each Party shall in each instance obtain the prior written approval of the other Party concerning exact text and timing of news releases, articles, brochures, advertisements prepared speeches or any other information releases concerning this Agreement.

10.10 Counterparts. This Agreement maybe executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

10.11 Notices. All notices, approvals, requests, consents, and other communications given pursuant to this Agreement shall be in writing and shall be deemed effective when received if hand-delivered, sent by telex, sent by Federal Express Priority Service or sent by United States Certified or Registered Mail, addressed as follows:

      If To WLFC:     Willis Lease Finance Corporation
                      180 Harbor Drive, Suite 200
                      Sausalito, California 94965
                      Attention:          Mr. Charles F. Willis
                      Title:              President
                      Telephone Number:   (415) 331-5281
                      Fax Number:         (415) 331-0607

                BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

If To PWES:             United Technologies Corporation
                        Pratt & Whitney Group
                        Pratt & Whitney Eagle Services
                        Serviceable Material Management Organization
                        400 Main Street
                        East Hartford, Connecticut 06108
                        Attention:        Mr. Paul S. Uccello
                        Title:            General Manager
                        Mail Stop:        124-18, OBE-1
                        Telephone Number: (860) 565-6106
                        Fax Number:       (860) 565-8077

                        Mr. Loren P. Stolp, Esq.
                        Deputy General Counsel
                        United Technologies Corporation
                        Pratt & Whitney Group
                        400 Main Street
                        Mail Stop:        132-12, OBG-2NW
                        East Hartford, Connecticut 06108
                        Fax Number:       (860) 565-9276

        Changes to the recipient or address of the recipient for notices may be made by certified mail to the other party and will not require formal modification of this Agreement.

                BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK

WLFC PW4056 Series Engine Sales Agreement - Contract No.: 97035A, dated August 14, 1997 (Continued)

            ARTICLE 11.0 - EXECUTION OF THE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have hereunto caused their names to be set hereto and to a duplicate this 28th day of August, 1997.

Witnesses:                          WILLIS LEASE FINANCE CORPORATION

______________________________      By:      /s/ Charles F. Willis
                                             Charles F. Willis

______________________________      Title:   President

Witnesses:                          UNITED TECHNOLOGIES CORPORATION

                                    Pratt & Whitney Group
                                    Pratt & Whitney" Eagle Services

_______________________________     By:      /s/ Joseph H. Lubenstein
                                             Joseph H. Lubenstein

_______________________________     Title:   Vice President & General Manager
                                             Spare Parts Management